EXHIBIT 10.1

Amendment No. 1 to the

Joint Venture and Territorial License Agreement by

and between Ildar Gainulin and Maria Belova and GBT Technologies Inc.

This Amendment No. 1 to the Joint Venture and Territorial License Agreement is made as of the 16th day of June 2022, between Ildar Gainulin and Maria Belova (“Ildar/Maria”) and GBT Technologies, Inc. (“GBT”).

WHEREAS, the parties entered into Joint Venture and Territorial License Agreement effective June 10, 2022 (the “Agreement”).

WHEREAS, the parties desire to amend the Agreement to further define the constitution of the Board of Directors.

NOW, THEREFORE, the parties agree as follows:

1.	Section 4.2 of the Agreement is hereby amended and restated as follows:

Board of Directors. Until such time that the Company closes its initial public offering (the “IPO”), the Company will be managed by the Board in accordance with the terms of this Agreement and Applicable Law. The Board shall initially consist of two (2) Directors, one of whom shall be appointed by IGMB and one shall be appointed by GBT.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to the Agreement as of the date first above written.

Ildar Gainulin

Maria Belova

GBT Technologies Inc.

By:
Name:	Mansour Khatib
Title:	CEO